UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2017 (June 15, 2017)

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5401 Virginia Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(615) 440-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into Material Definitive Agreement.

On June 15, 2017, Tractor Supply Company (the “Company”) entered into an Incremental Term Loan Agreement (the "Agreement"), by and among the Company, as Borrower, certain subsidiaries of the Company, certain lenders and Wells Fargo Bank, National Association, as Administrative Agent, pursuant to an accordion feature available under the Company's Credit Agreement by and among the Company, certain subsidiaries of the Company, certain lenders, Wells Fargo Bank, National Association as Administrative Agent, and Regions Bank as Syndication Agent, for the lenders (the “Senior Credit Facility”). The Agreement increases the term loan capacity under the Senior Credit Facility by $100 million, which is in addition to the Senior Credit Facility's existing term loan and revolving credit facility.

The Agreement is unsecured and has a five year term expiring on June 15, 2022. Borrowings under the Agreement will bear interest at a variable rate; however, similar to our existing term loan, the Company anticipates managing its exposure to interest rate volatility with respect to the additional $100 million term loan through an interest rate swap which we expect to effectively provide a fixed rate for borrowings under the new term loan. Proceeds from the incremental $100 million term loan will be used to pay down existing revolver debt under the Senior Credit Facility.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the incremental term loan agreement, which is attached hereto as Exhibit 10.1, and the credit agreement constituting the Senior Credit Facility which was filed as Exhibit 10.1 to Current Report on Form 8-K, filed with the Commission on February 22, 2016, Commission File No. 000-23314, and incorporated herein by reference.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K are not historical facts and are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements may be identified by words such as “anticipates”, “believes”, “expects” or other comparable terminology. Because such forward looking statements contain risks and uncertainties, actual results or events may differ materially from those expressed in or implied by such forward looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the inability of the Company to enter into an interest rate swap agreement. All of the forward looking statements are also qualified by the cautionary statements contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference hereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Incremental Term Loan Agreement, dated as of June 15, 2017, by and among Tractor Supply Company, as Borrower, certain subsidiaries of the Company, certain lenders and Wells Fargo Bank, National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

June 19, 2017	By:	/s/ Kurt D. Barton
Name: Kurt D. Barton
Title: Senior Vice President - Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Incremental Term Loan Agreement, dated as of June 15, 2017, by and among Tractor Supply Company, as Borrower, certain subsidiaries of the Company, certain lenders and Wells Fargo Bank, National Association, as Administrative Agent.